Exhibit (e)(7)(i)

AMENDED AND RESTATED

DISTRIBUTION AGREEMENT

CLASS IA SHARES

AXA DISTRIBUTORS, LLC

AMENDED AND RESTATED DISTRIBUTION AGREEMENT, effective January 1, 2012, by and between EQ Advisors Trust (the “Trust”) and AXA Distributors, LLC (“AXA Distributors”).

W I T N E S S E T H:

WHEREAS, the Trust is a Delaware business trust whose shareholders are and will be separate accounts in unit investment trust form (“Eligible Separate Accounts”) of insurance companies (“Participating Insurance Companies”); and

WHEREAS, such Participating Insurance Companies issue, among other products, variable insurance and annuity products (“Variable Products”) whose net premiums, contributions or other consideration may be allocated to Eligible Separate Accounts for investment in the Trust; and

WHEREAS, the Trust’s Class IA shares will not be sold except in connection with such Variable Products or directly to tax-qualified pension and retirement plans (“Qualified Plans”) outside the separate account context; and

WHEREAS, each of the Trust’s Portfolios, except EQ/Global Bond PLUS Portfolio, has adopted a Distribution Plan with respect to its Class IA shares pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (“Investment Company Act”); and

WHEREAS, each of the Trust’s Portfolios, desires that AXA Distributors undertake marketing activities with respect to the Class IA shares of the Trust’s constituent series or investment portfolios (“Portfolios”) and, (except EQ/Global Bond PLUS Portfolio) to compensate AXA Distributors for services rendered and expenses borne in connection therewith; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act; and

WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling, or delivering after sale any security of which such investment company is the issuer, except pursuant to a written contract with such investment company, and AXA Distributors will be a distributor for sale of the IA shares issued by the Trust; and

WHEREAS, AXA Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“Securities Exchange Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”).

NOW THEREFORE, the Trust and AXA Distributors agree as follows:

Section 1. The Trust has adopted a form of Participation Agreement, which was approved by the Board of Trustees of the Trust. This Amended and Restated Distribution Agreement shall be subject to the provisions of the form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Amended and Restated Distribution Agreement shall be deemed amended to the extent the form of Participation Agreement is amended or superseded. AXA Distributors represents and warrants that it will act in a manner consistent with the form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as AXA Distributors serves as the principal underwriter of the Class IA shares, Class IB shares and Class K shares of the Trust (collectively, the “Shares”).

Section 2. AXA Distributors on behalf of the Trust is hereby authorized, from time to time, to enter into separate written agreements (“Sales Agreements” or, individually, a “Sales Agreement”), on terms and conditions not inconsistent with this Amended and Restated Distribution Agreement, with Participating Insurance Companies that have Eligible Separate Accounts and that agree to participate in the distribution of the Trust’s Class IA shares, directly or through their affiliated broker-dealers, by means of the distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. AXA Distributors may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all Portfolios of the Trust need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Portfolios and classes of shares of the Trust shall be available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates.

Section 3. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the Securities Exchange Act and a member of the FINRA. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

Section 4. The Trust’s shares are divided into series or Portfolios, each representing a different portfolio of investments. Each Portfolio is further divided into Class IA shares, Class IB shares and Class K shares. The Trust’s Portfolios and any restrictions on availability for Class IA shares relating thereto are set forth in Schedule A hereto, which may be amended from time to time.

Purchases and redemptions of the Trust’s Class IA shares of each Portfolio shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust’s Class IA shares contained in its Registration Statement on Form N-1A or any amendments thereto (respectively, “Trust Prospectus” and “SAI”), and any supplements thereto and shall be submitted by the Participating Insurance Company to the Trust’s transfer agent pursuant to procedures and in accordance with payment provisions adopted by AXA Distributors and the Trust from time to time. The Trust’s Class IA shares may not be sold or transferred, except to an Eligible Separate Account or Qualified Plan, without the prior approval of the Trust’s Board of Trustees.

Section 5. As compensation to AXA Distributors for services rendered and expenses borne as a distributor hereunder, each Portfolio, except EQ/Global Bond PLUS Portfolio, shall pay AXA Distributors a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to 0.25% per annum of the average daily net assets of the Portfolio attributable to Class IA shares with respect to which AXA Distributors provides services and/or assumes expenses under the Class IA Distribution Plan. AXA Distributors may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

Section 6. The Trust represents to AXA Distributors that the Trust Prospectus and SAI, as of their respective effective dates, contain (or will contain) all statements and information which are required to be stated therein by the Securities Act of 1933, as amended (“Securities Act”), and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by AXA Distributors specifically for use in the preparation thereof.

In this connection, AXA Distributors acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by AXA Equitable Funds Management Group, LLC (“FMG LLC”), affiliates of FMG LLC, and other parties unaffiliated with FMG LLC on behalf of the Trust (collectively, the “Preparing Parties”), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Trust Prospectus and SAI. AXA Distributors further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust’s Board of Trustees, and that, essentially, the only Trust Prospectus or SAI information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee’s full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which the Preparing Parties necessarily must rely on each such Trustee to produce.

Section 7. The Trust will periodically prepare Prospectuses (and, if applicable, SAI’s) and any supplements thereto, proxy materials and semi-annual reports (collectively, the “Documents”) and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy available to AXA Distributors for reproduction by AXA Distributors or the Participating Insurance Companies. To the extent that the foregoing Documents are with respect to Class IA shares, the cost of preparing, printing, mailing and otherwise distributing such Documents will be at the expense of such Class IA shares with respect to prospective owners of Variable Products. In addition, with respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing and otherwise distributing such Documents shall be borne by the Trust. The Trust will use its best efforts to provide notice to AXA Distributors of anticipated filings or supplements. AXA Distributors or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust’s officers and legal counsel. Any preparation costs associated with altering the form of the Documents will be borne by AXA Distributors or the Participating Insurance Companies, not the Trust.

Section 8. AXA Distributors and officers of the Trust may, from time to time, authorize descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

Section 9. AXA Distributors shall furnish to the Trust, at least quarterly, reports as to the sales of the Trust’s Class IA shares made pursuant to this Amended and Restated Distribution Agreement. These reports may be combined with any similar report prepared by AXA Distributors or any of the Preparing Parties.

Section 10. AXA Distributors shall submit to all regulatory and administrative bodies having jurisdiction over the operations of AXA Distributors , the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of this Amended and Restated Distribution Agreement may request or require as authorized by applicable laws or regulations.

Section 11. This Amended and Restated Distribution Agreement shall be subject to the provisions of the Investment Company Act, the Securities Exchange Act and the Securities Act and the rules, regulations, and rulings thereunder and of the FINRA, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

Section 12. This Amended and Restated Distribution Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or AXA Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Amended and Restated Distribution Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) and by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 13, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Amended and Restated Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 13.

Section 13. This Amended and Restated Distribution Agreement shall terminate automatically if it shall be assigned. Without limiting the generality of the foregoing, (a) the term “assigned” shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 shall be the affirmative votes of the lesser of (i) the holders of more than 50% of all votes in respect of Class IA shares entitled to be cast or (ii) the holders of at least 67% of the votes in respect of Class IA shares which are present at a meeting of such persons if the holders of more than 50% of all votes in respect of Class IA shares entitled to be cast are present or represented by proxy at such meeting, in either case voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees.

Section 14. The Trust shall indemnify and hold harmless AXA Distributors from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which AXA Distributors may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by AXA Distributors.

AXA Distributors will indemnify and hold harmless the Trust, its officers, trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) other misconduct or negligence of AXA Distributors in its capacity as a principal underwriter of the Trust’s Class IA shares and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that AXA Distributors shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI.

Section 15. A copy of the Amended and Restated Distribution Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware and notice is given hereby that this Amended and Restated Distribution Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Amended and Restated Distribution Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Distribution Agreement to be duly executed as of the day and year first above written.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

All Asset Allocation Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM International Portfolio	EQ/GAMCO Mergers and Acquisitions Portfolio
ATM Large Cap Portfolio	EQ/GAMCO Small Company Value Portfolio
ATM Mid Cap Portfolio	EQ/Global Multi-Sector Equity Portfolio
ATM Small Cap Portfolio	EQ/Intermediate Government Bond Index Portfolio
AXA Balanced Strategy Portfolio	EQ/International Core PLUS Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/International ETF Portfolio
AXA Conservative Strategy Portfolio	EQ/International Value PLUS Portfolio
AXA Growth Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Tactical Manager 400 Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Large Cap Value Index Portfolio
AXA Tactical Manager International Portfolio	EQ/Large Cap Value PLUS Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AllianceBernstein Dynamic WealthStrategies Portfolio	EQ/MFS International Growth Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio	EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein Short-Term Government Bond Portfolio	EQ/Money Market Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Montag & Caldwell Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Common Stock Index Portfolio	EQ/Small Company Index Portfolio
EQ/Core Bond Index	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Davis New York Venture Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Equity 500 Index Portfolio	EQ/UBS Growth and Income Portfolio
EQ/Equity Growth PLUS Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Franklin Core Balanced Portfolio	EQ/Wells Fargo Omega Growth Portfolio